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                                   EXHIBIT 21
                                  SUBSIDIARIES


                                      State or Country
                                      of Incorporation
                                      ----------------
Howmet Cercast (Canada), Inc.             Canada
Howmet Cercast (U.S.A.), Inc.             Delaware
Howmet Ltd.                               United Kingdom
Howmet Refurbishment Inc.                 Delaware
Howmet S.A.                               France
Howmet Tempcraft, Inc.                    Ohio